Exhibit 99.1

Net Asset Value

We calculate net asset value per share in accordance with valuation policies and procedures that have been approved by our board of directors. Our GAAP net asset value (“GAAP Net Asset Value”) is our net asset value determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Our Transactional Net Asset Value is calculated by adjusting our GAAP Net Asset Value as of the relevant valuation date for (i) the Excess Expenses (as defined in that certain Expense Limitation and Reimbursement Agreement between ISQ OpenInfra Registered Advisor LLC (“Manager”) and us, dated as of August 11, 2025 (the “ELA”)) paid by Manager pursuant to the ELA will be recognized as a reduction to Transactional Net Asset Value in the month we reimburse Manager for such costs, (ii) shareholder servicing fees, as applicable, are recognized as a reduction to Transactional Net Asset Value on a monthly basis as such fees are accrued (iii) the exclusion of tax liabilities of certain taxable subsidiaries through which we hold infrastructure assets that are contingent upon the expected manner of the divestment of the associated underlying infrastructure asset and are not expected to be recognized by us (although the current tax liabilities of any such taxable subsidiaries may be taken into account in determining the fair value of the associated underlying infrastructure assets) and (iv) for assets acquired or sold pursuant to seller provided financing and/or delayed payment terms, Transactional Net Asset Value shall only reflect the portion of the asset acquired or sold that has been paid for and shall not account for the portion of the asset that remains financed.

ISQ Open Infrastructure Company - Series I (“Series I”)

Transactional Net Asset Value of Series I

The following table provides a breakdown of the major components of Series I’s Transactional Net Asset Value as of January 31, 2026 ($ in thousands, except shares):

Components of Transactional Net Asset Value	January 31, 2026
Investments at fair value (cost of $38,088) (1)(2)	$44,653
Cash and cash equivalents	19
Foreign currencies at fair value	-
Other assets	1,003
Other liabilities	(852)
Accrued performance participation allocation (2)	-
Management fee payable (2)	-
Accrued shareholder servicing fees and distribution fees (2)	-
Transactional Net Asset Value	$44,823
Number of outstanding shares	1,418,802

(1)	Series I’s sole investments are its shares in ISQ Open Infrastructure Company LLC – Series II.

(2)	Series I Shares bear their proportional share of the performance participation allocation, management fee and shareholder servicing fee indirectly based on their proportional interest in the same class of Series II Shares directly subject to these fees. Series I’s proportional share of these fees are included in investments at fair value.

Reconciliation of Transactional Net Asset Value to GAAP Net Asset Value for Series I

The following table reconciles GAAP Net Asset Value to Series I’s Transactional Net Asset Value as of January 31, 2026 ($ in thousands):

As of January 31, 2026
GAAP Net Asset Value	$43,872
Adjustment:
Accrued shareholder servicing fees(1)	951
Transactional Net Asset Value	$44,823

(1)	Represents an adjustment to reflect shareholder servicing fees related to Class F-S Shares, Class F-STE Shares, Class STE Shares, Class F-J Shares, Class F-JTE Shares, Class JTE Shares, Class F-D Shares, Class F-DTE Shares and Class DTE Shares sold as they are accrued on a monthly basis.

ISQ Open Infrastructure Company - Series II (“Series II”)

Transactional Net Asset Value of Series II

The following table provides a breakdown of the major components of Series II’s Transactional Net Asset Value as of January 31, 2026 ($ in thousands, except shares):

Components of Transactional Net Asset Value	January 31, 2026
Investments at fair value (cost of $182,087)	$217,099
Cash and cash equivalents	7
Foreign currencies at fair value	-
Other assets	8,260
Other liabilities	(29,560)
Accrued performance participation allocation	(4,728)
Management fee payable	(326)
Accrued shareholder servicing fees and distribution fees (1)	(1,812)
Transactional Net Asset Value	$188,940
Number of outstanding shares	5,944,367

(1)

Shareholder servicing fees for Series II apply only to Class F-S Shares, Class S Shares, Class F-J Shares, Class J Shares, Class F-D Shares, Class D Shares, Class F-STE Shares, Class STE Shares, Class F-JTE Shares, Class JTE Shares, Class F-DTE Shares and Class DTE Shares. For purposes of Transactional Net Asset Value, Series II recognizes shareholder servicing fees as a reduction to Transactional Net Asset Value on a monthly basis as such fees are accrued. For purposes of GAAP Net Asset Value, Series II accrues the cost of the shareholder servicing fees for the estimated life of the shares as an offering cost at the time we sell Class F-S Shares, Class S Shares, Class F-J Shares, Class J Shares, Class F-D Shares, Class D Shares, Class F-STE Shares, Class STE Shares, Class F-JTE Shares, Class JTE Shares, Class F-DTE Shares and Class DTE Shares.

Reconciliation of Transactional Net Asset Value to GAAP Net Asset Value for Series II

The following table reconciles GAAP Net Asset Value to Series II’s Transactional Net Asset Value as of January 31, 2026 ($ in thousands):

As of January 31, 2026
GAAP Net Asset Value	$185,081
Adjustment:
Accrued shareholder servicing fees(1)	3,859
Transactional Net Asset Value	$188,940

(1)

Represents an adjustment to reflect shareholder servicing fees related to Class F-S Shares, Class S Shares, Class F-J Shares, Class J Shares, Class F-D Shares, Class D Shares, Class F-STE Shares, Class STE Shares, Class F-JTE Shares, Class JTE Shares, Class F-DTE Shares and Class DTE Shares sold as they are accrued on a monthly basis.

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